Exhibit 99.1

For Immediate Release

Insys Therapeutics Reports First Quarter 2014 Results

$41.6 Million in Net Revenue Marks Fifth Consecutive Quarter of Revenue Growth

Three-for-Two Stock Split Increases Shares Outstanding to 34.2 Million Shares

PHOENIX, AZ – May 13, 2014 -- Insys Therapeutics, Inc. (NASDAQ: INSY), today announced its financial results for the three-month period ended March 31, 2014. First quarter 2014 highlights include:

●	Total net revenue increased to $41.6 million versus $11.1 million for the first quarter of 2013;

●	Revenues from Subsys® (fentanyl sublingual spray) were $40.7 million, up 319% compared with first quarter 2013 sales of $9.7 million;

o	Prescriptions for Subsys were strong, increasing 15.3% from Q4 2013 to Q1 2014, according to IMS data

o	The company expects Subsys net revenue in excess of $52 million in the second quarter of 2014

●	Net income of $7.7 million, or $0.23 per basic and $0.21 per diluted share, compared to a net income of $143 thousand, or $0.01 per basic and diluted share, for the first quarter of 2013;

●	Completed a three-for-two stock split through a stockholder dividend, thereby increasing shareholder liquidity to 34.2 million shares outstanding; and,

●	Insys is on track to file one New Drug Application (NDA) and at least four Investigational New Drug (IND) applications with the Food and Drug Administration (FDA) in 2014.

“Our fifth consecutive quarter of top line growth was driven by continued market penetration of Subsys, our market-leading sublingual spray used to alleviate breakthrough pain for cancer patients. Our expanded sales and marketing efforts led to increased market share for Subsys, solidifying its position as the most prescribed transmucosal immediate-release fentanyl (TIRF) product on the market today,” said Michael L. Babich, President and Chief Executive Officer. “We continue to aggressively execute our strategy to develop our pipeline of pharmaceutical cannabinoids and other innovative products candidates with the goal of further increasing shareholder value while meeting underserved medical needs."

First Quarter 2014 Financial Results

During the fourth quarter of 2014, we changed the timing of revenue recognition on sales of Subsys to record revenue at the time of product delivery to the wholesale pharmaceutical distributor. This change in timing of revenue recognition is customary after gaining experience for a period of time after the launch of a new product. This change impacted our revenue in the first quarter of 2014, as we are now subjected to the wholesaler ordering patterns and inventory fluctuations.

Total net revenue for the first quarter of 2014 was $41.6 million compared to $11.1 million for the first quarter of 2013, an increase of 276%. A summary of total revenue is outlined below (in millions):

	Three Months Ended March 31,		Increase
	2014	2013	(Decrease)
Product sales, net
Subsys	$40.7	$9.7	$31.0
Dronabinol SG Capsule	0.9	1.4	(0.5)
Total net revenue	$41.6	$11.1	$30.5

Gross margin was 89% for the first quarter of 2014 compared with 84% for the first quarter of 2013. The increase in gross margin was due primarily to a shift in sales mix toward Subsys, which has higher margins than Dronabinol SG Capsule.

Insys Therapeutics Reports First Quarter 2014 Results	Page 2
May 13, 2014

Sales and marketing expense was $11.6 million during the first quarter of 2014, compared to $4.4 million for the first quarter of 2013. The increase was a result of higher sales compensation expenses associated with the increase in sales of Subsys and increased marketing expenses during the first quarter of 2014.

Research and development expense increased to $4.0 million for the first quarter of 2014, compared to $1.7 million for the first quarter of 2013, primarily as a result of a pipeline development investment during 2014.

General and administrative expense increased to $8.6 million for the first quarter of 2014, compared to $2.4 million for the first quarter of 2013, primarily resulting from costs incurred in connection with increased administrative infrastructure to support the growth of Subsys sales, expenses related to various legal matters, and corporate costs associated with being a public company.

Income tax expense was $5.0 million for the first quarter of 2014, reflecting an effective corporate tax rate of 39.6%. No tax expense was recognized during the three months ended March 31, 2013 due to the effects of previously recorded valuation allowances on our net deferred tax assets.

Net income for the first quarter of 2014 was $7.7 million, or $0.23 per basic and $0.21 per diluted share, compared to net income of $143 thousand, or $0.01 per basic and diluted share, for the first quarter of 2013. Non-GAAP adjusted net income for the first quarter of 2014 was $15.1 million, or $0.41 per diluted share, compared to non-GAAP adjusted net income of $1.8 million, or $0.12 per diluted share, in the prior year quarter. The reconciliation of net income to Non-GAAP adjusted net income is included at the end of this press release.

Liquidity
The Company had $57.2 million in cash, restricted cash, cash equivalents, and short-term and long-term investments, $19.1 million in working capital (excluding cash, cash equivalents, and short-term investments), no debt, and $97.3 million in stockholders' equity as of March 31, 2014.

Three-for-two Stock Split
The Company completed a three-for-two stock split of its common stock through a stock dividend during the first quarter of 2014. The record date for the stock split was the close of business on March 17, 2014, with share distribution on March 28, 2014. As a result of the dividend, shareholders received one additional share of Insys Therapeutics, Inc. common stock, par value $0.0002145, for each two shares held as of the record date. Total shares outstanding increased from approximately 22.8 million to 34.2 million shares.

Subsequent Events

Pipeline Developments

Insys plans to advance development of pharmaceutical Cannabidiol (CBD), a synthetically produced and over 99% pure form of cannabidiol, to treat epilepsy in children and adults. In pediatrics, Insys plans to pursue development of treatments for Lennox-Gastaut Syndrome and Dravet Syndrome, which may qualify Insys’ treatments for orphan drug status. Insys has engaged a large, international Contract Research Organization (CRO) to provide development and regulatory services for this program.

Conference Call

Insys management will host its fourth quarter and year end conference call as follows:

Date	Tuesday, May 13, 2014
Time	11:00 EDT
Telephone	888-438-5519 (U.S.) or 719-457-2645 (International)
Access code	5607376
Webcast (live and archive)	www.insysrx.com or click here

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May 13, 2014

A telephone replay will be available shortly after the completion of the call for two weeks at 888-203-1112 (U.S.) or 719-457-0820 (International), passcode 5607376.

About Insys Therapeutics, Inc.

Insys Therapeutics is a specialty pharmaceutical company that develops and commercializes innovative products for supportive care of cancer and pain patients. Using its proprietary sublingual spray technology and its capability to develop pharmaceutical cannabinoids, the company addresses the clinical shortcomings of existing commercial products. The company currently markets two products, Subsys, which is sublingual Fentanyl spray for break through cancer pain, and a generic version of Dronabinol (THC) capsules. The company plans to file a New Drug Application (NDA) for an oral liquid formulation of Dronabinol in the second half of 2014 and believes it is a clinically superior product to current Dronabinol capsules. The company is developing a robust pipeline of sublingual sprays, as well as pharmaceutical CBD.

Subsys® is a registered trademark of Insys Therapeutics, Inc.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding our expectations related to net revenue from sales of Subsys in the second quarter of 2014, our plans related to our pharmaceutical CBD program and our plans related to filing at least one Investigational New Drug application with the Food and Drug Administration in the second half of 2014 for pharmaceutical CBD.  These forward-looking statements are based on management's expectations and assumptions as of the date of this press release, and actual results may differ materially from those in these forward-looking statements as a result of various factors, many of which are beyond our control.  These factors include, but are not limited to risks regarding:  our dependence on sales of Subsys and Dronabinol; market acceptance, including by third-party payors, of our products; the success of our marketing strategies; our early stage of commercialization and history of net losses; our ability to manage growth in our business; our ability to obtain regulatory approval for Dronabinol Oral Solution; manufacturing failures; challenges relating to our construction and operation of a second dronabinol manufacturing facility; our limited manufacturing capabilities and our reliance on third parties in our product supply chain; delays in manufacturing or interruption of our sublingual spray delivery system; competition; our ability to achieve and maintain adequate levels of third-party payor and reimbursement coverage for sales of our products; our reliance on wholesale pharmaceutical distributors for sales of our products through to the retail distribution channel; our reliance on third parties for the performance of services relating to Subsys, including invoicing, storage and transportation; our ability to develop a pipeline of product candidates; our failure to obtain or maintain Schedule III classification for our dronabinol products; failure of our clinical trials to demonstrate acceptable levels of safety and efficacy; expenses, delays, changes and terminations that could adversely affect the design and implementation of our clinical trials; reliance on third parties to conduct and oversee our clinical trials; acceptance by the FDA our data from our clinical trials conducted outside the United States; risks and uncertainties associated with starting materials sourced from India; our ability to meet Section 505(b)(2) regulatory approval pathways or requirements for our product candidates; annual DEA quotas on the amount of dronabinol allowed to be produced in the United States; our failure to successfully acquire, develop or market additional product candidates; our ability to retain key management and other personnel; employee misconduct and improper activities; our ability to utilize our net operating loss and research and development tax credit carryforwards; the adverse impacts of strategic transactions; our exposure to product liability claims; our ability to comply with environmental laws relating to our use of hazardous materials; accounting estimates; security system failures; natural disasters; our significant operating losses and need for potential additional funding; restrictions on our business imposed by our credit facility; market fluctuation and economic conditions; our failure to comply with federal and state healthcare laws, including fraud and abuse and health information privacy and security laws; the regulatory impact on our existing Subsys and Dronabinol products as well as our future product candidates; undesirable side effects of our products and the potential for post-approval regulatory action relating to such side effects; the impact of changes in policies and funding resulting from healthcare reform measures, including the impact on the funding, staffing and leadership of the FDA and other agencies; our ability to obtain and enforce patent rights or other intellectual property rights that cover our products and product candidates; the potential for rescission of invention assignments existing in favor of the Company from its employees, including the potential for rescission of invention rights resulting from a current lawsuit between Insys Pharma and Santosh Kottayil; costs of litigation and our ability to protect our intellectual property rights; our exposure to litigation relating to infringement suits against the Company; our exposure to claims that our employees or independent contractors have wrongfully used or disclosed to the Company trade secrets of their other clients or former employers; our compliance with the procedural, document submission, fee payment and other requirements needed to apply for patents; control over the Company by our founder, Executive Chairman and principal stockholder; fluctuation in the price of our common stock; lack of, or inaccurate, published research about the Company; the impact of future sales of our common stock or securities convertible into our common stock; the effect of anti-takeover provisions in our charter documents and under Delaware law; the impact of our abbreviated disclosures as allowed by the JOBS Act because of our status as an “emerging growth company”; our intention to not pay dividends in the foreseeable future; our failure to remediate significant deficiencies or material weaknesses in our internal control over financial reporting and related compliance with SEC and stock exchange listing standards; and the costs and management distraction resulting from being a public company.  For a further description of these and other risks facing the Company, please see the risk factors described in our filings with the United States Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2013 and any subsequent updates that may occur in our Quarterly Reports on Form 10-Q.  Forward-looking statements speak only as of the date of this press release and we undertake no obligation to update or revise these statements, except as may be required by law.

Insys Therapeutics Reports First Quarter 2014 Results	Page 4
May 13, 2014

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), Insys is also reporting Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share, which are non-GAAP financial measures. Since Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share are not GAAP financial measures, they should not be used in isolation or as a substitute for consolidated income statements and cash flow data prepared in accordance with GAAP. In addition, Insys’ definitions of Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share may not be comparable to similarly titled non-GAAP financial measures reported by other companies. For a full reconciliation of Adjusted EBITDA and Adjusted net income to GAAP net income, please see the attachments to this earnings release.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net income, plus:

●	Interest income (expense), net
●	Provision for income taxes
●	Depreciation and amortization
●	Non-cash stock compensation expense

The Company believes that Adjusted EBITDA can be a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add-back of non-cash operating expenses that may be subject to uncontrollable factors not reflective of the Company’s true operational performance.

Insys Therapeutics Reports First Quarter 2014 Results	Page 5
May 13, 2014

Adjusted net income, as defined by the Company, is calculated as follows:

Net income:

●	Plus, the recorded provision for income taxes
●	Plus, non-cash expenses, such as stock compensation expense and non-cash interest
●	Minus, an estimated cash tax provision, net of the benefit from utilizing NOL carry-forwards.

Adjusted net income per diluted share is equal to Adjusted net income divided by the diluted share count for the applicable period.

The Company believes that Adjusted net income and Adjusted net income per diluted shares are meaningful financial indicators, to both Company management and investors, in that they exclude non-cash income and expense items.

While the Company uses Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share in managing and analyzing its business and financial condition and believes these non-GAAP financial measures to be useful to investors in evaluating the Company’s performance, each of these financial measures has certain shortcomings. Adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the GAAP financial performance of the Company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Adjusted net income does not take into account non-cash expenses that reflect the amortization of past expenditures, or include stock-based compensation, which is an important and material element of the Company’s compensation package for its directors, officers and other key employees. As a result of the inherent limitations of each of these non-GAAP financial measures, the Company’s management utilizes comparable GAAP financial measures to evaluate the business in conjunction with Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share and encourages investors to do likewise.

Contacts: Darryl S. Baker Chief Financial Officer Insys Therapeutics, Inc. 602-910-2617	Lisa M. Wilson President In-Site Communications, Inc. 212-452-2793

-- Financial tables follow --

Insys Therapeutics Reports First Quarter 2014 Results	Page 6
May 13, 2014

INSYS THERAPEUTICS, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(In thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2014	2013
Net revenue	$41,637	$11,059
Cost of revenue	4,773	1,764
Gross profit	36,864	9,295

Operating expenses:
Sales and marketing	11,618	4,423
Research and development	4,008	1,690
General and administrative	8,568	2,362
Total operating expenses	24,194	8,475

Income from operations	12,670	820
Other income (expense),net	13	(4)
Interest income (expense), net	6	(673)
Income before income taxes	12,689	143
Income tax expense	5,030	-
Net income	$7,659	$143

Net income per common share:
Basic	$0.23	$0.01
Diluted	$0.21	$0.01

Shares used in computing net income per common share:
Basic	33,566,416	14,077,329
Diluted	36,902,578	15,700,127

Insys Therapeutics Reports First Quarter 2014 Results	Page 7
May 13, 2014

INSYS THERAPEUTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	March 31,	December 31,
	2014	2013
ASSETS:
Cash and cash equivalents including restricted cash	$40,410	$45,782
Short-term investments	6,910	-
Accounts receivable, net	19,053	16,313
Inventories	19,406	14,528
Prepaid expenses and other current assets	5,530	5,527
Long-term investments	9,917	-
Other non-current assets	20,997	18,408
Total assets	$122,223	$100,558

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT):
Accounts payable and accrued expenses	$24,925	$21,081
Stockholders' equity	97,298	79,477
Total liabilities and stockholders' equity	$122,223	$100,558

Insys Therapeutics Reports First Quarter 2014 Results	Page 8
May 13, 2014

INSYS THERAPEUTICS, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2014	2013
Net income	$7,659	$143
Adjustments to arrive at EBITDA:
Interest (income) expense, net	(6)	673
Income tax benefit	5,030	-
Depreciation and amortization expense	523	429
EBITDA	13,206	1,245
Non-cash stock compensation expense	2,455	1,059
Adjusted EBITDA	$15,661	$2,304

INSYS THERAPEUTICS, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED NET INCOME
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2014	2013
Net income	$7,659	$143
Income tax expense	5,030	-
Income before income taxes	12,689	143
Adjustments to arrive at Adjusted net income:
Non-cash stock compensation expense	2,455	1,059
Non-cash interest expense	-	638
Adjusted income before income taxes	15,144	1,840
Adjusted income tax provision	-	-
Adjusted net income	$15,144	$1,840

Adjusted net income per diluted share	$0.41	$0.12

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